UNANIMOUS WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE BOARD OF DIRECTORS OF AMERICAN INTERNATIONAL HOLDINGS CORP.

The undersigned, being all of the Directors (the "**Directors**") of American International Holdings Corp., a Nevada corporation (the "**Corporation**"), required to enact these resolutions, pursuant to the Nevada Revised Statutes and the Bylaws of the Corporation, hereby consent to the following actions and hereby adopt and approve the following recitals and resolutions by written consent:

WHEREAS, the Directors desire to change the Corporation's fiscal year to June 30 instead of December 31. The purpose for this fiscal year change is to capture the post reverse merger by way of the Share Exchange Agreement with Cycle Energy Corp and Marble Trital Inc., the sole shareholder of Cycle Energy Corp. completed on February 15, 2023; and

WHEREAS, as allowed under sec 13.3 of the Corporation's Bylaws, the Directors believes it is in the best interest of the Corporation to change the Corporation's fiscal year end to June 30; and

THEREFORE, be it resolved, that the Directors hereby changes the fiscal year end of the Corporation to June 30 and shall take all necessary steps to update the Corporation's auditors and the SEC about the change.

Ratification of Prior Actions

RESOLVED, that any actions taken by any of the Proper Officers or by any employees or agents of the Corporation on or before the date on which the Directors adopted the foregoing resolutions in connection with the Financing and the transactions contemplated by these resolutions be, and they hereby are, ratified, confirmed and approved;

Closing Resolutions

RESOLVED, that any of the appropriate officers of the Corporation be, and each of them hereby is, authorized (i) to prepare, execute, deliver and perform, as the case may be, such agreements, amendments, applications, approvals, certificates, communications, consents, demands, directions, documents, further assurances, instruments, notices, orders, requests, resolutions, supplements or undertakings, (ii) to pay or cause to be paid on behalf of the Corporation any related costs and expenses and (iii) to take such other actions, in the name and on behalf of the Corporation, as each such officer, in his discretion, shall deem necessary or advisable to complete and effect the foregoing transactions or to carry out the intent and purposes of the foregoing resolutions and the transactions contemplated thereby, the preparation, execution, delivery and performance of any such agreements, amendments, applications, approvals, certificates, communications, consents, demands, directions, documents, further assurances, instruments, notices, orders, requests, resolutions, supplements or undertakings, the payment of any such costs or expenses and the performance of any such other acts shall be conclusive evidence of the approval of the Directors and all matters relating thereto;

FURTHER RESOLVED, that each officer of the Corporation be and hereby is authorized, empowered and directed to execute and deliver, in the name of and on behalf of the Corporation,

any and all documents, and to perform any and all acts necessary to reflect the Directors' approval and ratification of the resolutions set forth above;

FURTHER RESOLVED, that this Consent may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which taken together will constitute one and the same instrument. Any electronic signature of a signatory to this Consent is intended to authenticate such writing and shall be as valid and have the same force and effect as a manual signature. Any such electronically signed Consent shall be deemed (1) an "**electronic transmission**"; (2) to be "**written**" or "**in writing**"; (3) to have been signed; and (4) to constitute a record established and maintained in the ordinary course of business, and an original written record when printed from electronic files. For purposes hereof, "**electronic signature**" includes, but is not limited to (i) a scanned copy (as a "**pdf**" (portable document format) or other replicating image) of a manual ink signature, (ii) an electronic copy of a traditional signature affixed to this Consent, (iii) a signature incorporated into this Consent utilizing touchscreen capabilities, (iv) a signature incorporated into this Consent as a (x) graphic, (y) image file or (z) manually typed characters, added to such document with the intention of such characters representing the signatory's execution of such Consent; or (v) a digital signature. A photocopy, facsimile, .pdf, .tif, .gif, .jpeg, or similar electronic copy of this Consent (or any signature hereto) shall be effective as an original for all purposes.

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Signature page follows.]

The undersigned, being all of the members of the Directors of the Corporation do hereby execute this consent on on 15th day of August, 2023 to be effective as of the 15th day of August 2023.

DocuSigned by:
Jacob Cohen
25D85FACA4C8477...

JACOB D. COHEN
Director

8/15/2023

DATE OF SIGNATURE*

DocuSigned by:
Mike McLaren
A050C182519C4B9...

MICHAEL MCLAREN
Director

8/15/2023

DATE OF SIGNATURE*

DocuSigned by:
Gary Giles
0E40800B8182410...

GARY GILES
Director

8/15/2023

DATE OF SIGNATURE*